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                                                                   Exhibit 10.36


                       COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement dated as of November 27, 2000 (the "Effective Date") is between SmithKline Beecham Corporation ("SB"), a Pennsylvania corporation, and ArQule, Inc. ("ArQule"), a Delaware corporation.

                                 R E C I T A L S

        WHEREAS, ArQule has expertise relating to the discovery and optimization of compounds for use in the Field; and

        WHEREAS, SB has expertise with respect to certain biological targets within the Field; and

        WHEREAS, SB desires to collaborate with ArQule to screen certain compounds within ArQule's compound libraries and certain compounds produced by SB against SB's biological targets in the Field to identify, optimize and develop compounds that exhibit activity against such targets.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, SB and ArQule hereby agree as follows:


1. Certain Definitions. The following meanings shall be ascribed to capitalized terms used herein without definition:

        1.1. "Active Compound" means an ArQule Compound that exhibits significant functional activity against a Target, as determined by SB in a manner consistent with the manner SB uses to evaluate other similarly situated compounds being developed by SB within the Field.

        1.2. "Affiliate" means any legal entity (such as a corporation, partnership, or limited liability company) that control, is controlled by or is under common control with a party to this Agreement. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities (or such lesser percentage which is the maximum allowed by a foreign corporation in a particular jurisdiction), (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities, or (iii) the ability to direct the affairs of any such entity.

        1.3. "Analog Compound" means a chemical compound that ***** "ArQule Analog Compound" shall mean an Analog Compound developed from an ArQule Compound (as the parent compound) in the course of an optimization program by ArQule or SB as contemplated by this Agreement ***** For the avoidance of doubt, a compound is not an ArQule Analog Compound if that compound is acquired, discovered, or developed by or on behalf of SB independent of this Agreement. "SB Analog Compound " means an Analog Compound developed from an SB Compound (as the parent compound) in the course of an optimization


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program by ArQule or SB as contemplated by this Agreement ***** For the avoidance of doubt, a compound is not an SB Analog Compound if that compound is acquired, discovered, or developed by or on behalf of SB independent of this Agreement.

        1.4. "ArQule Compound" means a chemical compound owned or controlled by ArQule provided by ArQule to SB pursuant to this Agreement as part of a screening library, including without limitation the compounds provided in the Compass Array Library and Mapping Array Libraries.

        1.5. "Available Compound" means an Active Compound which ArQule has determined in good faith is not (i) licensed or otherwise committed to a third party in the Field or (ii) committed to an internal ArQule program in the Field. For purposes of (i) above, "committed" shall mean a third party with contractual or other legal rights to claim such compound for development and commercialization has notified ArQule in writing that such third party has claimed such compound for development and commercialization. For purposes of
(ii) above, "committed" shall mean that the compound has been designated by ArQule as committed to an internal development program at ArQule (initiated and conducted without use of any information generated in the course of this Agreement) in accordance with its ordinary procedures, as evidenced by the status of such compound in its corporate database, and is under bona fide evaluation or is the subject of an active and funded internal development program at ArQule.

        1.6. "Compass Array(TM) Library" means a collection of ArQule Compounds that is a diverse representative subset of the Mapping Array Libraries used for initial screening of the Mapping Array Libraries. The description of, and the specifications for, the Compass Array(TM) Library are set forth in Schedule A attached hereto.

        1.7. "Confidential Information" means any non-public technical or business information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement or generated pursuant to this Agreement. Such Confidential Information may include, without limitation, the identity or use of a chemical compound, the identity or use of a biological target, computer models, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, collaboration and development activities, JSC reports, royalty reports, product and marketing plans, clinical development plans, customer and supplier information, compound locations within Compass Array Libraries and the Markush structures of ArQule Compounds.

        1.8.    "Field" means all applications in *****.

        1.9. "Full-Time Equivalent" or "FTE" shall mean the effort equivalent to one (1) qualified full-time employee of ArQule working on a specific project or task for a period of one year.

        1.10. "Inactive ArQule Compound" means an ArQule Compound (i) which is selected by SB from the same Mapping Array Library as one or more Active Compounds with activity for the same Target, and (ii) which is not active against the same Target as such Active Compounds,


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as determined by SB in a manner consistent with the manner SB uses to evaluate other similarly situated compounds being developed by SB within the Field.

        1.11. "IND" means an investigational new drug application filed with the United States Food and Drug Administration (or its foreign equivalent) prior to beginning clinical trials in humans or any comparable application filed with the regulatory authorities of a country other than the United States, prior to beginning clinical trials in humans in that country; provided however, that for purposes of this definition, an IND shall not include an investigational new drug application regarding the testing of several closely related compounds, or formulations or other adaptations of the same compound, to aid in the selection of a lead compound for further human clinical development.

        1.12. "IND Candidate Compound" means any Royalty-Bearing Product that is designated by SB as an IND Candidate pursuant to Section 4.4.

        1.13. "Lead Optimization Array" means a set of ArQule Analog Compounds or SB Analog Compounds synthesized by ArQule pursuant to Section 4.2. of this Agreement.

        1.14. "Licensed Compound" means any Available Compound or Inactive ArQule Compound that has been designated as a Licensed Compound as provided in Subsection 4.1.4 below.

        1.15. "Licensed Compound Set" means a set of one or more Licensed Compounds from the same Mapping Array Library that have biological activity for the same Target, as well as any ArQule Analog Compounds of such Licensed Compounds that are synthesized by a party in the course of optimizing those Licensed Compounds.

        1.16. "Mapping Array(TM) Library" means a set of ArQule Compounds consisting of diverse, structurally related small organic chemical compounds arranged in a spatially addressable format, such as a microtiter screening plate, which ArQule makes available to its collaborators for screening on a non-exclusive basis. The description of, and the specifications for, the Mapping Array(TM) Libraries are set forth in Exhibit A attached hereto.

        1.17. "Net Sales" means the gross amount billed or invoiced on sales by SB, its Affiliates and sublicensees of Royalty-Bearing Products, less the following: *****. In any transfers of Royalty-Bearing Products among SB, an Affiliate and/or a sublicensee, Net Sales shall be calculated based on the final sale of the Royalty-Bearing Product to an independent third party. In the event that SB, an Affiliate or a sublicensee receives non-monetary consideration for any Royalty-Bearing Products, Net Sales shall be calculated based on the average price charged by that party for such Royalty-Bearing Products during the preceding Royalty Period or, in the absence of such sales, the fair market value of the non-monetary consideration as determined by the parties in good faith.

        1.18. "Patent Rights" means any United States and foreign patent application and any divisional, continuation, or continuation-in-part of such patent application (to the extent the claims are directed to subject matter specifically described therein), as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such


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patents and patent applications. "ArQule Patent Rights" means Patent Rights that are either (i) assigned solely to ArQule, (ii) assigned jointly to ArQule and a party other than SB, or (iii) licensed to or otherwise controlled by ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "SB
Patent Rights" means Patent Rights that are either (i) assigned solely to SB (including Patent Rights in Analog Compounds pursuant to Section 6.1.), (ii) assigned jointly to SB and a party other than ArQule, or (iii) licensed to or otherwise controlled by SB, in each case to the extent that SB has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "Joint Patent Rights" means Patent Rights assigned to both ArQule and SB as joint owners. Joint Patent Rights will include (i) Patent Rights claiming Joint Technology and (ii) Patent Rights claiming both ArQule Technology and SB Technology in a single filing, but will not include Patent Rights in Analog Compounds assigned by ArQule to SB pursuant to Section 6.1.

        1.19. "Program Status Compound" means any Royalty-Bearing Product that is designated by SB as eligible to enter the Program Phase pursuant to Section 4.3.

        1.20. "Proprietary Materials" means any tangible materials, whether biological, chemical, physical, or otherwise, that one party (the "Provider") furnishes to the other party (the "Recipient") under this Agreement and designates as proprietary or confidential including, without limitation all ArQule Compounds and SB Compounds.

        1.21. "Royalty Period" means the partial calendar quarter commencing on the date on which the first Royalty-Bearing Product is sold and every complete or partial calendar quarter thereafter during which SB has the obligation to pay a royalty pursuant to Section 7.6.

        1.22. "Royalty-Bearing Product" means a product containing as one of its constituents, *****.

        1.23. "SB Compound" means any chemical molecule owned or controlled by SB that is provided by SB or its Affiliates to ArQule for lead optimization under this Agreement.

        1.24. "Screening Phase" means the period commencing on the Effective Date and continuing for ***** years thereafter during the term of this Agreement, as extended by the parties through the Steering Committee or pursuant to Section 4.2.6.

        1.25. "Target" means any biological target selected by SB in its discretion including, without limitation (a) any genetic material, gene, nucleotide, protein, or peptide, (b) any collections of genetic material, genes, proteins or peptides, and (c) any cellular activity in the Field that, in any case, SB selects for screening against ArQule Compounds. ***** Target" means any Target within the Field that has utility in the treatment, prophylaxis or diagnosis of ***** diseases. ***** Target" means any Target within the Field that has utility in the treatment, prophylaxis or diagnosis of disease caused by *****. The term "Target" shall include all ***** Targets and ***** Targets.

        1.26. "Technology" means any proprietary development, information, know-how, idea, design, concept, technique, process, invention, compound, discovery, improvement whether or not patentable or copyrightable. "ArQule Technology" means Technology that is either (i)


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assigned solely to ArQule, (ii) assigned jointly to ArQule and a party other than SB, or (iii) licensed to or otherwise controlled by ArQule, in each case to the extent that ArQule has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "SB Technology" means Technology that is either (i) assigned solely to SB, (ii) assigned jointly to SB and a party other than ArQule, or (iii) licensed to or otherwise controlled by SB, in each case to the extent that SB has the ability to license or sublicense the rights required under this Agreement without payment to a third party. "Joint Technology" means Technology that is developed or discovered jointly by one or more employees or consultants of SB and one or more employees or consultants of ArQule in connection with this Agreement.

        1.27. "Valid Claim" means either (i) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

2. Nature and Objective of Collaboration. The primary objective of the collaboration is to discover and develop compounds provided by both ArQule and SB that demonstrate potential as human therapeutic products for the treatment, prophylaxis or diagnosis of infectious diseases caused by bacterial organisms. In order to achieve this objective, the parties shall (i) perform compound screening activities using ArQule Compounds to identify Active Compounds, (ii) perform lead qualification activities on Active Compounds that are determined to be Available Compounds to prioritize such compounds for lead optimization, (iii) perform lead optimization activities on Licensed Compounds to develop one or more Program Status Compounds that may result in Royalty-Bearing Products, and
(iv) perform lead optimization activities on SB Compounds to develop one or more Program Status Compounds that may result in Royalty-Bearing Products, in each case as further described below.


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3.      Management of Collaboration.

        3.1. Establishment of Joint Steering Committee. The parties hereby establish a Joint Steering Committee (the "JSC") comprised of six (6) members, with three (3) representatives appointed by each party, one of whom from each party shall fulfill the role of alliance manager for the collaboration. The members initially designated by SB are John Elliott, Gary Woodnutt, and Mitchell Gross. The members initially designated by ArQule are Norton Peet, David Hartsough, and Sheila DeWitt. The JSC shall be chaired by one of the SB representatives. A party may change any of its representatives to the JSC at any time upon written notice to the other party.

        3.2. Duties of Joint Steering Committee. The JSC shall plan, monitor, manage, and administer the collaboration under this Agreement. In general, the JSC will act on behalf of the parties and, subject to Section 3.3, will be responsible for approving specific research and development objectives and milestones, determining when and if milestones are met, and recommending resource allocation requirements. In particular, the activities of the JSC will include reviewing progress made in the various phases of the collaboration and recommending necessary changes to the collaboration. The JSC will be responsible for research data, i.e. any laboratory notes, technical data or specifications, test results, or other information or materials that arise as a result of the collaboration. The JSC may also establish one or more Research Committees to assist in project management.

        3.3. Decisions Reserved to SB. Notwithstanding anything to the contrary in this Agreement, the parties agree that SB shall have the final decision on the following matters:

        (i) approval of all material research allocation (e.g., FTE funding);

        (ii) definition of criteria for selection and identification of qualified lead compounds suitable for optimization;

        (iii) the minimum eligibility requirements for a compound to be considered an Active Compound, Inactive Compound, Program Status Compound (subject to Section 4.3.), and IND Candidate Compound (subject to Section 4.4.).


        3.4. Meetings of Joint Steering Committee. Unless otherwise determined by the JSC, the JSC shall meet at least once each calendar quarter alternately at the location of each party, or at other times, locations, or manner (e.g., telephone conferences) determined by the JSC. Dates for the next meeting will be decided within fifteen (15) days after the previous meeting. A representative of the JSC jointly appointed by its members shall provide each member with five (5) business days notice of the time and location of each quarterly meeting, unless such notice is waived by all members. If a designated representative of a party cannot attend a meeting of the JSC, such party may designate a different representative for that meeting without notice to the other party, and the substitute member will have full power to vote on behalf of the permanent member. Except as otherwise provided in this Agreement, all actions and decisions reserved for the JSC will require the unanimous consent of all of its members. If the JSC fails to reach agreement upon any matter that is not subject to a final decision by SB as set forth in Section 3.3,


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the dispute will be resolved in accordance with the procedures set forth in
Article 13 below. Within ten (10) business days following each quarterly meeting of the JSC, a representative of the JSC jointly appointed by its members shall prepare and deliver, to both parties, a written report describing the program status and the issues, decisions, conclusions, and other actions taken by the JSC. SB will appoint an SB person as chairperson for the JSC.

        3.5. Cooperation. Each party agrees to provide the JSC with information and documentation as reasonably required for the JSC and each party to fulfill its duties under this Agreement. In addition, each party agrees to make available its employees and consultants as reasonably requested by the JSC. The parties anticipate and intend that members of the JSC will communicate informally with each other and with employees and consultants of the parties on matters relating to the collaboration.


4.      Conduct of Collaboration.


        4.1. Screening Phase. All activities described in this Section 4.1 shall end when the Screening Phase ends. SB may extend the Screening Phase upon six (6) months written notice to ArQule, provided that the parties reach agreement on terms and conditions for such extension during the six-month notice period. The Screening Phase may also extend automatically as provided in Subsection 4.2.6.

                4.1.1. Compass Array Library. Within ten (10) business days of the Effective Date, ArQule will supply SB with one (1) copy of the Compass Array Library in accordance with the specifications set forth in Schedule A attached hereto. During the Screening Phase, SB will screen the ArQule Compounds within the Compass Array Library against ***** Targets using efforts consistent with its normal scientific and business practices. In addition, SB may also screen the Compass Array Library against ***** Targets and other Targets as set forth in Subsection 4.1.6 below. SB shall periodically submit to ArQule a list containing the array plate number and well number of all Active Compounds by facsimile transmission followed by a confirmatory letter. ArQule will promptly determine whether the listed Active Compounds are Available Compounds and notify SB of such determination. If any Active Compound is not an Available Compound, ArQule shall not disclose the structure and SB shall have no rights under this Agreement with respect to that Active Compound; provided however, that ArQule shall promptly notify SB if such Active Compound later becomes an Available Compound. If an Active Compound is an Available Compound, ArQule shall reserve such Active Compound as an Available Compound to SB under this Agreement and, promptly thereafter, ArQule shall disclose to SB the structure of such Available Compound correlated to its well location. Upon request of SB, ArQule shall disclose which Mapping Array Library corresponds to any Active Compound whether or not such ArQule Compound is an Available Compound, including the Markush structure of the Mapping Array Library, as described in Schedule A.

                4.1.2. Mapping Array Library. After SB screens the Compass Array Library and thereafter at any point during additional screening activities (as described below) on Available Compounds from the Compass Array Library, and as determined by SB in consultation with the JSC, SB may screen one or more Mapping Array Libraries corresponding to any Active Compound(s) identified from the Compass Array Library to obtain initial structure-activity


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relationship ("SAR") data with respect to those Active Compounds and to identify additional Active Compounds for development. If SB elects to access these Mapping Array Libraries, SB shall provide ArQule with written notice identifying the Mapping Array Libraries selected for such purposes. ArQule shall provide SB with the relevant Mapping Array Libraries within ten (10) business days of receipt of such notice. Initially, ArQule will not identify the structures of the individual ArQule Compounds within any delivered Mapping Array Library. ArQule will, however, provide SB with Markush structures of each Mapping Array Library furnished to SB upon shipment. SB shall periodically submit to ArQule a list containing the array plate number and well number of all Active Compounds with the Mapping Array Library by facsimile transmission followed by a confirmatory letter. ArQule will promptly determine whether the listed Active Compounds are Available Compounds and notify SB of such determination. If any Active Compound is not an Available Compound, ArQule shall not disclose the structure and SB shall have no rights under this Agreement with respect to that Active Compound; provided however, that ArQule shall promptly notify SB if such Active Compound later becomes an Available Compound. If an Active Compound is an Available Compound, ArQule shall reserve such Active Compound as an Available Compound to SB under this Agreement and, promptly thereafter, ArQule shall disclose to SB (i) the structure of such Available Compound correlated to its well location, and (ii) upon request of SB, the structures but not the locations of inactive ArQule Compounds in the same Mapping Array Library. *****

                4.1.3.  Resynthesis and Additional Screening.

                        (a) Resynthesis. ArQule shall resynthesize and deliver to SB an additional quantity of any Available Compound requested by SB to enable SB to conduct screening activities. The Available Compounds may come from the Compass Array Library or a Mapping Array Library. SB shall provide ArQule with written notice of the Available Compounds that SB desires to have resynthesized by ArQule, in accordance with the specifications set forth in Schedule A. In each case the amount of, and delivery schedule for, resynthesized Available Compounds will be determined by SB, subject to approval by the JSC.

                        (b) Additional Screening. SB will promptly conduct additional screening of the resynthesized Available Compounds and submit such results as necessary to the JSC.

                4.1.4. Designation of Licensed Compounds. At any time after SB has screened the Compass Array Library and the Mapping Array Libraries corresponding to Available Compounds identified in the Compass Array Library (i.e., confirmation in secondary screens is unnecessary), SB may select any reserved Available Compound or reserved Inactive ArQule Compound as a Licensed Compound under this Agreement. In such event, SB shall provide ArQule with written notice of its selection and ArQule will change the status of such ArQule Compounds from "reserved" to "licensed". Upon the designation of an ArQule Compound as a Licensed Compound, the licenses set forth in Subsection 5.2 shall automatically become effective. All Licensed Compounds from a Mapping Array Library that share activity for the same Target, ***** shall form a Licensed Compound Set for the purposes of this Agreement.

                4.1.5. Optimization Rights. SB shall have the right to conduct lead optimization of any Licensed Compound Set, provided that SB shall submit one Licensed Compound Set to


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ArQule for optimization as provided below. In the event that SB conducts optimization of a Licensed Compound Set, then at the request of SB, ArQule will provide SB with synthetic protocols to enable SB to make those Licensed Compounds. In addition, SB may request that ArQule provide additional resynthesized quantities of those Licensed Compounds and, subject to the availability of chemists and reagents, ArQule will provide SB with such resynthesized quantities at the rates set forth in Section 7.2 (but, for clarity, only during the Screening Phase).

                4.1.6.  Screening Rights for Targets other than ***** Targets.

                        (a) ***** Targets. SB may screen the Compass Array Library against ***** Targets and then conduct the activities described in this
Section 4 with respect to Available Compounds identified in such screens; provided that before the parties commence such activities, the parties shall negotiate in good faith the commercially reasonable financial terms pertaining to such compounds as described in Sections 7.5. and 7.6. below, which terms shall be set forth in a separate agreement. In addition, if SB desires to conduct an optimization project with ArQule on any resulting Licensed Compounds, the parties shall negotiate in good faith the applicable commercially reasonable FTE rate unless the project is a substitute project as described in Subsection 4.2.6.

                        (b) Other Targets. In the event that (i) SB fails to identify any Active Compounds from the Compass Array Library in its screens against ***** Targets and, if applicable, ***** Targets and decides not to initiate any additional screening activities of ArQule Compounds against ***** Targets or ***** Targets, or (ii) SB identifies fewer than ***** Available Compounds from the Compass Array Library in its screens against ***** Targets and, if applicable, ***** Targets, then SB may screen the unused quantities of any ArQule Compounds from the Compass Array Library retained by SB against other Targets for the duration of the Screening Phase; provided that, SB shall give ArQule written notice prior to undertaking such additional screening activities, which notice shall identify such other Targets; and, provided further that before the parties commence such activities, the parties shall negotiate in good faith the commercially reasonable financial terms pertaining to such compounds as described in Section 7.5. and 7.6. below, which terms shall be set forth in a separate agreement. In addition, if SB desires to conduct an optimization project with ArQule on any resulting Licensed Compounds, the parties shall negotiate in good faith the applicable commercially reasonable FTE rate unless the project is a substitute project as described in Subsection 4.2.6.

                4.1.7. Reverse Engineering. SB shall not attempt to reverse engineer, or attempt to determine the structure of, any ArQule Compound until the structure of such compound has been disclosed to SB by ArQule pursuant to this Section 4.


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        4.2.    Lead Optimization Phase.

                4.2.1. Committed Lead Optimization Projects. ArQule agrees to perform, and SB agrees to perform and fund, two lead optimization projects in accordance with the terms and conditions of this Agreement. One of the committed projects will come from a Licensed Compound Set with activity for an ***** Target, which project will be selected as described in Subsection 4.2.2 (b) should SB desire to optimize an Available Compound. For the avoidance of doubt, in the event SB does not elect to optimize an Available Compound, SB shall have no obligation to fund or perform an optimization project for any Licensed Compound Set for an ***** Target and, as a result, SB shall only have an obligation to fund and perform the optimization project described in the next sentence. The other committed project will come from a series of SB Compounds that SB has determined to have activity for an ***** Target, which project will be selected by SB and submitted to ArQule as described in Subsection 4.2.2 (a). SB will define the general guidelines and goals of the project and the JSC will develop a defined workplan for each project in accordance with such guidelines and goals, including project deliverables, and then the JSC will coordinate and monitor the projects. The project deliverables are subject to approval by both parties through the JSC, but SB has the final decision for all other aspects of the lead optimization projects. Each lead optimization project under this Section will commence not later than the end of the Screening Phase and shall continue for the initial periods set forth in Section 4.2.4 and such extension as set forth in Section 4.2.5, but not more than ***** years, unless earlier terminated as described in Subsection 4.2.6.

                4.2.2   Selection of Projects.

                        (a) SB Compounds. On or before the Effective Date, SB shall disclose to ArQule the structures of the SB Compounds that SB will submit to ArQule for lead optimization, together with all data, synthetic protocols, and other information in the possession of SB which may assist ArQule in the project. ArQule shall commence work on this project within thirty (30) days after the JSC develops and approves a workplan.

                        (b) ArQule Compounds. At any time during the Screening Phase, SB will provide a list of Licensed Compound Sets with ***** activity to the JSC for consideration as lead optimization projects. The JSC will select one of these Licensed Compound Sets for optimization by ArQule under this Agreement. ArQule shall commence work on this project promptly after the JSC develops and approves a workplan.

                4.2.3. Responsibilities of Parties. Subject to modification by the JSC and in accordance with the applicable workplan, ArQule will generally perform ***** activities associated with lead optimization projects including, without limitation, ***** as described in Schedule A, and SB will generally perform ***** activities associated with lead optimization projects, including without limitation, ***** SB shall also perform such other activities as it deems necessary or appropriate in connection with the lead optimization project. Either party may perform ***** as directed from time to time by the JSC. The specific responsibilities of each party shall be described in the applicable workplan. Each party will promptly report all research results related to such lead optimization activities to the JSC.

                4.2.4.  Initial Resource Commitments. SB commits to fund the two
(2) projects


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described in Section 4.2.1 in the following manner. On the Effective Date,
ArQule will initially allocate at least ***** for ***** to a project derived from the series of SB Compounds for an ***** Target as described in Subsection 4.2.2(a). In addition, upon selection by the JSC of a Licensed Compound Set for a lead optimization project, ArQule will initially allocate at least ***** for ***** to the project derived from the Licensed Compound Set for an ***** Target as described in Subsection 4.2.2(b). SB agrees to fund the FTEs for these two projects at the rates set forth in Section 7.4 for at least a ***** period for each project, subject to early termination as set forth in Subsection 4.2.6 below.

                4.2.5. Ongoing Resource Commitments. When a project begins, the JSC will, subject to Section 3.3, agree to an estimated number of FTEs per project to complete the approved workplan and timeline to add those FTEs. ArQule agrees to provide a maximum of ***** FTEs per project in the following manner. The JSC will determine the actual number of FTEs for each project at any given time, subject to SB approval. Actual changes to the FTE commitment beyond the project minimum detailed in Subsection 4.2.4 will require sixty (60) days written notice by SB to ArQule. If an FTE increase is required, ArQule will make a reasonable effort to increase the FTEs at the rate of at least ***** per quarter. If an FTE decrease is required, SB will make a reasonable effort to reduce FTEs at the rate of no more than ***** per quarter. SB will fund the FTEs applied to each project at the rates set forth in Section 7.4. SB may extend a project beyond the ***** minimum at its discretion, for additional ***** -month periods not to exceed a total of ***** additional years. SB will give ArQule at least ninety (90) days written notice before the ***** anniversary date of project commencement if SB desires to extend, and will estimate the additional time period in ***** month increments. Thereafter, SB will give ArQule at least ninety (90) days written notice before the end of the extension period for any subsequent extensions. In the event SB elects not to extend a project, SB shall have no further funding obligations with respect to such project.

                4.2.6. Project Termination. At any time after a period of ***** from the initiation of a lead optimization project, SB may terminate the project for any reason upon ninety (90) days prior written notice to ArQule; provided that such notice period shall be reduced to sixty (60) days if SB reasonably determines that ArQule is not proceeding diligently to meet the deliverables defined in the corresponding workplan. In the event of termination, SB will have no further obligation to fund the FTEs involved in that project except for accrued expenses and subject to the following. If SB terminates the project based on a Licensed Compound Set during the first year of the project and such termination is not due to a lack of diligence by ArQule to meet the deliverables defined in the workplan, then (i) ArQule will have no obligation to refund any payments for FTEs actually received from SB and SB shall have an obligation to make any remaining quarterly payments for the FTEs committed by ArQule during the first year of the project, but ArQule shall apply the unused balance to other services and products under this Agreement (e.g., resynthesis fees, Mapping Array Library access fees, or another project) and (ii) the parties will endeavor to identify another mutually acceptable Licensed Compound Set to submit to ArQule as a lead optimization project. If the parties identify a mutually acceptable substitute project within ninety (90) days after SB terminates the original project, then SB shall have the benefit of the FTE rates in this Agreement for the balance of such ***** year period (plus the delay of up to ninety days while the parties decided on the substitute project). If the parties identify a substitute project after this ninety-day period expires, the FTE rate in the


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Agreement will not apply but SB may still apply any unused credits of FTE payments to the new project. If SB terminates the project based on a Licensed Compound Set during the first year of the project and such termination is due to a lack of diligence by ArQule to meet the deliverables defined in the workplan, then SB shall have no further obligation to fund that project.

        4.3. Program Phase. SB may declare Program Status for Royalty-Bearing Products using the criteria set forth in Schedule B or other criteria subsequently agreed upon by the parties. SB may select a Program Status Compound at any time. SB will make its selections of Program Status Compounds in its sole discretion under the criteria in Schedule B or other criteria subsequently agreed upon by the parties, however SB will not treat Licensed Compounds or ArQule Analog Compounds differently from other compounds that SB considers for Program Status. SB shall promptly furnish ArQule with written notice upon the selection of a Royalty-Bearing Product as a Program Status Compound. Effective upon receipt of this notice by ArQule, the Program Status Compound and all other ArQule Compounds and Analog Compounds in the same Licensed Compound Set will no longer be subject to reversion as described in Section 9.3. At the request of SB, ArQule will transfer synthetic protocols for Program Status Compounds if transfer did not previously occur.

        4.4. IND Candidate. SB may designate a Royalty-Bearing Product as an IND Candidate Compound using the criteria set forth in Schedule C or other criteria subsequently agreed upon by the parties. SB may select an IND Candidate Compound at any time. SB will make its selections of IND Candidate Compounds in its sole discretion under the criteria in Schedule C or other criteria subsequently agreed upon by the parties, however SB will not treat Licensed Compounds or ArQule Analog Compounds differently from other compounds that SB considers as IND Candidates. SB shall promptly furnish ArQule with written notice upon the selection of a Royalty-Bearing Product as an IND Candidate Compound.

5.      License Grants.

        5.1.    Screening Licenses.

                5.1.1. Primary Targets. Subject to the terms and conditions of this Agreement, ArQule hereby grants to SB a nonexclusive, worldwide, royalty-free license (without the right to sublicense) under the ArQule Patent Rights and other rights in the ArQule Technology to screen ArQule Compounds delivered under the collaboration against ***** Targets and ***** Targets in the Field, but only during the Screening Phase.

                5.1.2. Other Targets. Subject to the terms and conditions of this Agreement, and specifically subject to the limitations set forth in Subsection 4.1.6(b) above, ArQule hereby grants to SB a nonexclusive, worldwide, royalty-free license (without the right to sublicense) under the ArQule Patent Rights and other rights in ArQule Technology to screen ArQule Compounds delivered under the collaboration against Targets in the Field other than ***** Targets and ***** Targets, but only during the Screening Phase.

        5.2 Development and Commercialization License. Subject to the terms and conditions of this Agreement, ArQule hereby grants to SB and its Affiliates the following licenses:


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        (i)     an exclusive, worldwide license (with the right to sublicense)
                under the ArQule Patent Rights and other rights in ArQule Technology to conduct development of Licensed Compounds in the Field, including the right to develop Analog Compounds based on Licensed Compounds.;

        (ii) an exclusive, worldwide license (with the right to sublicense) under the ArQule Patent Rights and other rights in ArQule Technology to make, have made, use, have used, sell, and import Licensed Compounds and certain identified Analog Compounds, as described below, in the Field; and

        (iii) a non-exclusive, worldwide license (with the right to sublicense) under the ArQule Patent Rights and other rights in ArQule Technology to use chemical synthesis methods within the ArQule Patent Rights and ArQule Technology to make and have made Royalty-Bearing Products.

SB and ArQule acknowledge and agree that the exclusive license granted under clause (i) of this Section prohibits ArQule from granting any third party any right or license to develop Analog Compounds based on Licensed Compounds in the Field, but does not extend to the composition or use of Analog Compounds except as follows. At any time during the term of this Agreement, SB may disclose to ArQule the structure of one or more Analog Compounds that SB desires to include within the license grant set forth in clause (ii) above. In such event, ArQule will promptly determine in good faith whether the identified Analog Compound(s) are not (a) licensed or otherwise committed to a third party in the Field or (b) committed to an internal ArQule program in the Field,. For purposes of (a) above, "committed" shall mean a third party with contractual or other legal rights to claim such compound for development and commercialization has notified ArQule in writing that such third party has claimed such compound for development and commercialization. For purposes of (b) above, "committed" shall mean that the compound has been designated by ArQule as committed to an internal development program at ArQule in accordance with its ordinary procedures, as evidenced by the status of such compound in its corporate database, and is under bona fide evaluation or is the subject of an active and funded internal development program at ArQule (without any use of information under this Agreement). If the identified Analog Compound(s) are not licensed or "committed", as defined above, in the Field, then ArQule shall include such Analog Compound(s) within the license grant set forth in clause (ii) above; otherwise, such Analog Compound(s) shall not be included in such license grant. SB further acknowledges and agrees that the license grant in clause (iii) of this Section is subject to the terms, conditions, and limitations of any agreement under which ArQule has acquired rights in a chemical synthesis method from a third party and, in such event, ArQule may require SB to enter into a separate sublicense agreement before such license grant shall take effect. Notwithstanding the definitions of ArQule Patent Rights and ArQule Technology, ArQule represents and warrants that SB will not incur any payment obligation to a third party as a result of the practice of the license grant in clause (iii) of this Section for third party licenses that ArQule has executed as of the Effective Date and ArQule covenants that ArQule shall notify SB prior to implementation of any ArQule Technology that would subject SB to a payment obligation to a third party as a result of the practice of the license grant in clause (iii) of this Section for third party licenses that ArQule executes after the Effective Date. In the event that SB decides to sublicense its rights under this


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
Section to a third party, SB shall furnish ArQule with written notice of the sublicense grant and shall ensure that all sublicense agreements conform to this Agreement.

6.      Intellectual Property Rights.

        6.1. Rights in Compounds. SB shall have the sole right to prepare, file, prosecute, and maintain Patent Rights that claim the composition or use of ArQule Analog Compounds or SB Analog Compounds developed by either party under this Agreement. ArQule shall assign to SB all right, title, and interest in any Patent Rights filed by SB that claim the composition or use of such ArQule Analog Compounds or SB Analog Compounds. Therefore, such Patent Rights are considered SB Patent Rights under this Agreement rather than Joint Patent Rights.

        6.2. Ownership of Intellectual Property. Other than as expressly provided herein, neither party shall have any rights in Patent Rights and Technology that is invented, developed or discovered by the other party prior to the Effective Date or outside the research performed under this Agreement. Ownership of Patent Rights and Technology arising from the research performed under this Agreement shall be allocated in accordance with US patent law.

        6.3. Management of Patent Rights. SB shall have sole responsibility for, and control over, the management of SB Patent Rights and ArQule shall have sole responsibility for, and control over, the management of ArQule Patent Rights; provided, however, that ArQule shall consult with SB with respect to any ArQule Patent Rights that claim an ArQule Compound that is part of a Licensed Compound Set. Each party will bear its own expenses in connection with such Patent Rights. In the case of Joint Technology, the JSC will decide whether to seek Joint Patent Rights claiming that Technology. If the JSC decides to seek any Joint Patent Rights under this Section 6.3, the parties shall jointly prepare, file, prosecute, and maintain such Patent Rights, and all related expenses shall be borne equally by the parties. In the event that one party declines to pay or desires to cease further payment of patent-related expenses for such Joint Patent Rights in any country and the other party desires to maintain the Joint Patent Rights, the withdrawing party may assign to the continuing party all rights in such Joint Patent Rights in such country and thereafter have no further obligation to pay such expenses.

        6.4. Cooperation. Each party agrees to cooperate fully with the other in the preparation, filing, and prosecution of any Joint Patent Rights. ArQule agrees to cooperate fully with SB in the preparation, filing, and prosecution of any Patent Rights that ArQule has assigned to SB pursuant to Section 6.1. Such cooperation includes, but is not limited to:

        (i) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of Patent Rights as established under this Agreement and to enable the other party to apply for and to prosecute patent applications in any country;

        (ii) promptly informing the other party of any matters coming to such party's attention that may affect the preparation, filing, or prosecution of any such patent applications; and

        (iii) undertaking no actions that are potentially deleterious to the preparation, filing, or


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
                prosecution of such patent applications.

        6.5.    Infringement.

                6.5.l. Offensive Actions. With respect to infringement of any SB Patent Right or ArQule Patent Right claiming the composition or use of a Licensed Compound, Analog Compound, or Royalty-Bearing Product, SB shall have the primary right, but not the obligation, to enforce such Patent Right under its sole control and at its sole expense. In such event, SB shall be exclusively entitled to all proceeds or recoveries resulting therefrom, but from such proceeds or recoveries SB shall pay ArQule a royalty in accordance with Section
7.6. on sales lost to the infringer. In the event that SB declines to enforce such Patent Right with respect to a Royalty-Bearing Product where the sales of the alleged infringer are at least ***** percent ***** of the worldwide market for said product, then ArQule shall have the secondary right to enforce such Patent Right under its sole control and at its sole expense. In such event, ArQule shall be exclusively entitled to all proceeds or recoveries resulting therefrom.

        6.5.2. Defensive Actions. SB will indemnify, defend, and hold harmless ArQule, its Affiliates, and their respective officers, directors, employees, and agents from any and all loss, damage, cost, and expense (including reasonable attorneys fees) and amounts paid in settlement arising from any actual or alleged infringement claim brought by a third party, in law or in equity, based on activities undertaken by SB or by ArQule at the direction of SB pursuant to this Agreement (except for claims based solely on the practice of an ArQule Patent Right or the use of ArQule Technology) or based on the manufacture or sale of a Royalty-Bearing Product. In the event that ArQule intends to claim indemnification under this Subsection, ArQule shall promptly notify SB of the infringement action and SB shall assume the defense of the action under its sole control, including the right to effect a settlement. A failure by ArQule to deliver notice to SB within a reasonable time shall relieve SB of its indemnity obligation under this Subsection to the extent such failure prejudices the ability of SB to defend such action. ArQule shall cooperate fully with SB and its legal representatives in the investigation and defense of the action. In the event of a settlement, SB shall obtain the consent of ArQule before agreeing to any settlement that imposes restrictions which are inconsistent with the rights and obligations of the parties under this Agreement.

        6.6. ArQule Representation and Warranty. ArQule represents and warrants to SB that, to the best of ArQule's knowledge and belief, the practice of the combinatorial library design, synthesis, and analysis technology within the ArQule Technology (commonly referred to and collectively defined herein as the "AMAP Chemistry Operating System") as of the Effective Date does not infringe any Valid Claim of any Patent Right of a third party in a manner that would have a material adverse effect on SB as a result of this Agreement. In addition, ArQule covenants that, during the term of this Agreement, ArQule will use its best efforts to ensure that the practice of the AMAP Chemistry Operating System will not infringe any Valid Claim of any Patent Right of a third party in a manner that would have a material adverse effect on SB as a result of this Agreement. In the event that the preceding representation and warranty is untrue, or if ArQule breaches the preceding covenant, then upon written notice by SB to ArQule of such event:


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        (i)     ArQule shall use its reasonable best efforts to modify the
                ArQule Technology such that the practice of the ArQule Technology no longer infringes the relevant Patent Right or to secure a license to such Patent Right at no cost to SB.

        (ii) ArQule will indemnify, defend, and hold harmless SB, its Affiliates, and their respective officers, directors, employees, and agents from any and all loss, damage, cost, and expense (including reasonable attorneys fees) and amounts paid in settlement arising from any claim brought by a third party, in law or in equity, based on such material breach. In the event that SB intends to claim indemnification under this Section, SB shall promptly notify ArQule of the infringement action and ArQule shall assume the defense of the action under its sole control, including the right to effect a settlement. A failure by SB to deliver notice to ArQule within a reasonable time shall relieve ArQule of its indemnity obligation under this Section to the extent such failure prejudices the ability of ArQule to defend such action. SB shall cooperate fully with ArQule and its legal representatives in the investigation and defense of the action. In the event of a settlement, ArQule shall obtain the consent of SB before agreeing to any settlement that imposes restrictions which are inconsistent with the rights and obligations of the parties under this Agreement.

SB agrees that the maximum liability of ArQule under this Section, including without limitation legal expenses, damages, and settlement payments resulting from the indemnity granted in clause (ii) above, shall be limited to ***** dollars (*****).

7.      Payments.

        7.1. Compass Array Access Fee. In partial consideration of SB obtaining access to the Compass Array Library as set forth in Subsection 4.1.1 of this Agreement, SB shall pay to ArQule an access fee in the amount of *****, payable within forty-five (45) days of the Effective Date, upon invoice from ArQule. If SB, at its sole discretion, obtains a second copy of the Compass Array Library, SB shall pay to ArQule a fee in the amount of ***** payable within forty-five (45) days after SB receives the second copy, upon invoice from ArQule.

        7.2. Compound Resynthesis Fees. In partial consideration of the production and delivery by ArQule of resynthesized Available Compounds pursuant to Subsection 4.1.3(a) and 4.1.5. or any applicable workplan, SB agrees to pay ArQule ***** per ***** mg and ***** for up to ***** mg of resynthesized Available Compound, payable within forty-five (45) days of delivery; provided, that, the aggregate funding for the resynthesis of all Available Compounds for each fiscal quarter shall not, unless SB expressly authorizes an increase, exceed ***** per fiscal quarter or ***** per fiscal year.

        7.3. Mapping Array Delivery Fee. In partial of consideration of the delivery by ArQule to SB of Mapping Array Libraries in accordance with Subsection 4.1.2 hereof, SB shall pay ArQule ***** per Mapping Array Library, payable within forty-five (45) days of delivery, upon invoice from ArQule.


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        7.4.    Optimization Program Funding. In partial consideration of the performance by ArQule of the lead optimization projects described in Section 4.2 hereof, SB shall pay ArQule for the FTEs assigned to such projects at the "Applicable FTE Rate" (as defined below) payable in advance in equal quarterly installments, with the first such payment to be made within forty-five (45) days of notification to the JSC of project initiation, and with each installment thereafter payable within five (5) business days of the first day of each fiscal quarter thereafter, upon invoice from ArQule. The "Applicable FTE Rate" will be determined as follows:

        (i) For the lead optimization project on an SB Compound (as described in Subsection 4.2.2(a)), the Applicable FTE Rate from project initiation through ***** shall be ***** per FTE for the first ***** FTEs and ***** for the next ***** FTEs, and the Applicable FTE rate from ***** onwards shall be ***** per FTE for up to ***** FTEs. SB and ArQule will negotiate a separate Applicable FTE Rate if the number of FTEs employed by ArQule for a project exceeds ***** at any time.


        (ii) For the lead optimization project on a Licensed Compound Set (as described in Subsection 4.2.2(b)), the Applicable FTE Rate from project initiation through ***** shall be ***** per FTE for the first ***** FTEs and ***** for the next ***** FTEs, and the Applicable FTE rate thereafter shall be ***** per FTE for up to ***** FTEs. SB and ArQule will negotiate a separate Applicable FTE Rate if the number of FTEs employed by ArQule for a project exceeds ***** at any time.

        The parties hereby acknowledge and agree that the FTE rate for any additional optimization programs will be negotiated in good faith by the parties and set forth in a separate agreement to be executed by the parties.

        7.5.    Milestone Payments.

                7.5.1.  *****Milestone Payments.

                        (a) Payments. In partial consideration of the performance by ArQule of the activities described in Section 4.2., SB shall pay ArQule the following amount within forty-five (45) days after a compound resulting from such a project (whether synthesized by ArQule or SB) in which ArQule participated achieves *****. The amount to be paid upon achievement of each ***** will be calculated in accordance with the formula set forth below:

                *****

The above milestone payments shall be non-refundable and shall not be credited against royalties payable to ArQule under this Agreement.

                        (b) Exception. No payment for achievement of the ***** Milestone will be made under this Subsection with respect to a particular optimization project if SB terminates that project due to lack of diligent efforts by ArQule pursuant to Subsection 4.2.6. hereof, regardless of whether such compound meets the criteria for an *****


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In addition, the parties agree that the ***** Milestone shall only be paid on the initial Royalty-Bearing Product to achieve such milestone within the same activity profile previously defined by SB and agreed by the JSC.


                7.5.2.  Other Development Milestone Payments.

                        (a) Payments. In partial consideration of the delivery of the Compass Array Library and Mapping Array Libraries and the performance by ArQule of the optimization activities described in Section 4.2. of this Agreement, SB shall pay ArQule the following development milestone payments within forty-five (45) days after each occurrence of each event for each Royalty-Bearing Product, upon invoice from ArQule:

                *****

                        (b) Exceptions. The above milestone payments shall be non-refundable and shall not be credited against royalties payable to ArQule under this Agreement. However, the parties agree that development milestones shall only be paid on the initial Royalty-Bearing Product to achieve such milestone within the same activity profile previously defined by SB and agreed by the JSC; provided, that, if a second Royalty-Bearing Product within the same activity profile reaches a given milestone which would have resulted in a greater milestone payment, SB shall pay such difference.

                7.5.3. Other Milestones. The parties shall negotiate in good faith the commercially reasonable financial terms pertaining to payments for achievement of development milestones relating to Royalty-Bearing Products based on compounds resulting from the screening described in Section 4.1.6 or for uses of a Royalty-Bearing Product within the Field for purposes other than as a human therapeutic or prophylactic for *****, which terms shall be set forth in a separate agreement.

        7.6.    Product Royalties.

                7.6.1. Earned Royalties within the Field. In partial consideration of the performance by ArQule of the activities set forth in
Article 4, SB shall pay to ArQule the following royalties on the incremental Net Sales of Royalty-Bearing Products within the Field in accordance with the procedures set forth in Article 8 hereof.

*****

                7.6.2 Royalty Term. The foregoing royalty obligations shall commence with the first commercial sale of a Royalty-Bearing Product in any country and shall continue on a country-by-country basis for a period of ***** years after the first commercial sale (i.e. the date of first sale of a Royalty-Bearing Product in the ordinary course of business in any country by SB or an Affiliate or sublicensee of SB) of the Royalty-Bearing Product in such country. Upon expiration of the ***** year royalty payment obligations in a country, SB shall thereafter have, in perpetuity, a fully paid up license under
Section 5.2 of this Agreement.


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                7.6.3.  Other Royalties. The parties shall negotiate in good faith the financial terms pertaining to royalty payments for sales of Royalty-Bearing Products based on compounds resulting from the screening described in Subsection 4.1.6 or for uses of a Royalty-Bearing Product within the Field for purposes other than as a human therapeutic or prophylactic for *****, which terms shall be set forth in a separate agreement.

                7.6.4 Third Party Royalties. SB shall be responsible for procuring such licenses as it deems, in its sole discretion, appropriate for the manufacture, use, marketing, sale or distribution of Royalty-Bearing Products by SB and its Affiliates and sublicensees, and for the payment of any amounts due third parties under such licenses; provided SB may offset, against the royalties owed to ArQule with respect to a Royalty-Bearing Product in a country, ***** of royalties that SB pays to a third party in order to license in the relevant country a Valid Claim covering the composition of a Licensed Compound contained in that Royalty-Bearing Product or the use of a synthetic protocol provided by ArQule to SB under this Agreement to manufacture that Royalty-Bearing Product, up to (i) in the case of an issued patent, a maximum of ***** or (ii) in the case of a patent application, a maximum of *****, of the royalty owed to ArQule in any quarter with respect to the applicable Royalty-Bearing Product in the applicable country. Any such amounts which are not credited in a quarter may be carried forward until expended.

8.      Reports, Records, and Payment Procedures.

        8.1. Royalty Reports and Payments. Within sixty (60) days after the conclusion of each Royalty Period, SB shall deliver to ArQule a report containing the following information:

        (i) the gross sales of Royalty-Bearing Products during the applicable Royalty Period in each country of sale in sufficient detail to permit confirmation of the accuracy of the royalty payment;

        (ii) adjustments and calculation of Net Sales for the applicable Royalty Period in each country of sale; and

        (iii) total Net Sales in U.S. dollars, together with the exchange rates used for conversion.

If no payment is due to ArQule for any reporting period, the report shall so state. All such reports shall be considered Confidential Information under this Agreement. Concurrent with this report, SB shall remit to ArQule any payment due for the applicable Royalty Period.

        8.2. Method and Currency of Payment. All amounts payable by SB to ArQule under this Agreement shall be by check or wire transfer for immediately available funds. All payments due to ArQule under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made using the actual average exchange rates for such currency as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors. Subject to Section 8.5, such payments shall be without deduction of exchange, collection, or other charges. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, SB shall give ArQule prompt written notice of such restriction,


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which notice shall satisfy the payment deadlines in this Agreement. SB shall pay any amounts due to ArQule through whatever lawful methods ArQule reasonably designates; provided, however, that if ArQule fails to designate such payment method within thirty (30) days after being notified of the restriction, SB may deposit such payment in local currency to the credit of ArQule in a recognized banking institution selected by SB and identified by written notice to ArQule, and such deposit shall fulfill all obligations of SB to ArQule with respect to such payment.

        8.3. Late Payments. Any payment by SB that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the "Prime Rate" of interest as reported in the Wall Street Journal on the date payment is due, with interest calculated based on the number of days that payment is delinquent.

        8.4. Records. SB shall maintain, and shall require its Affiliates and other authorized sellers of Royalty-Bearing Products to maintain, complete and accurate records of Royalty-Bearing Products made, used, or sold under this Agreement, and any amounts payable to ArQule in relation to such Royalty-Bearing Products, which records shall contain sufficient information to permit ArQule to confirm the accuracy of any reports delivered to ArQule in accordance with
Section 8.1. SB shall retain such records relating to a given Royalty Period for at least five (5) years after the conclusion thereof. ArQule shall have the right, at its own expense, to cause an independent certified public accountant reasonably acceptable to SB to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. The accountant shall conduct the audit at a date and time reasonably acceptable to SB but not later than fifteen (15) business days after ArQule notifies SB of the audit. Such accountant shall not disclose to ArQule any information other than information relating to accuracy of reports and payments delivered under this Agreement and shall provide SB with a copy of any report given to ArQule. The parties shall reconcile any underpayment or overpayment within sixty (60) days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%) in any Royalty Period, SB shall bear the full cost of such audit. ArQule shall not exercise its audit right under this Section more than once in any twelve-month period.

        8.5. Withholding and Similar Taxes. Any tax required to be withheld by SB or any Affiliate or sublicensee of SB under the laws of any foreign country for the account of ArQule under this Section 8 shall be promptly paid by SB or said Affiliate or sublicensee for and on behalf of ArQule to the appropriate governmental authority, and SB or said Affiliate or sublicensee shall furnish ArQule with proof of payment of such tax together with official or other appropriate evidence issued by the appropriate governmental authority sufficient to enable ArQule to support a claim for income tax credit in respect of any sum so withheld.

9.      Diligence.

        9.1. Diligence. SB shall use reasonable efforts to develop, manufacture, market, and sell a Royalty-Bearing Product based on each Licensed Compound Set in accordance with its scientific, medical, business and legal judgment.

        9.2. Status Reports. SB will furnish ArQule with a brief ***** statement, within thirty (30) days after ***** of each calendar year, that describes the status of each Licensed Compound Set which remains under development by SB as a Royalty-Bearing Product. After SB completes development of a Royalty-Bearing Product, SB will promptly notify ArQule of the first commercial sale of that Royalty-Bearing Product in each country. In addition, SB agrees to inform ArQule at least ***** regarding the status of any SB Analog Compounds that SB develops based on SB Analog Compounds developed by the parties under this Agreement.

        9.3. Return of ArQule Compounds. For a period of ***** after an ArQule Compound is designated as a Licensed Compound under this Agreement, or such longer period as ArQule is conducting a lead optimization project with respect to such Licensed Compound, SB shall be deemed to comply with the diligence requirements of Section 9.1. Thereafter, in the event that SB ceases to use reasonable efforts to develop at least one Licensed Compound or Analog Compound within a Licensed Compound Set as a Royalty-Bearing Product in accordance with Section 9.1, including without limitation the cessation of efforts to optimize such Licensed Compound Set prior to reaching Program Status (other than for lack of diligence by ArQule), then (i) rights in any ArQule Compounds within such Licensed Compound Set shall revert to ArQule, (ii) all licenses granted to SB under this Agreement with respect to such ArQule Compounds shall terminate, and (iii) SB shall assign to ArQule the ownership of such ArQule Compounds and all SB Patent Rights and Joint Patent Rights in the composition of such ArQule Compounds. Notwithstanding the foregoing, once SB designates a Licensed Compound within a Licensed Compound Set as a Program Status Compound, then the entire Licensed Compound Set will no longer be subject to this Section 9.3.

10.     Confidential Information.

        10.1. Designation of Confidential Information. Confidential Information that is disclosed in writing or by electronic transmission which can be converted into writing shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing party and delivered to the Receiving party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

        10.2.   Obligations. The Receiving Party agrees that it shall:

        (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its, and its Affiliates, directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

        (ii) use all Confidential Information solely for the purposes set forth in, or as permitted by, this Agreement; and


    ***** Confidential Treatment has been requested for the marked portion.

        (iii) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

        10.3.   Exceptions. The obligations of the Receiving Party under Section
10.2. above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

        (i) was in the public domain prior to the time of its disclosure under this Agreement;

        (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

        (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information;

        (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

        (v) is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the FDA or the United States Patent and Trademark Office or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

        10.4. Return of Confidential Information. Upon the termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall destroy or return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its Legal Department solely for the purpose of monitoring its obligations under this Agreement.

        10.5. Survival of Obligations. The obligations set forth in this Section shall remain in effect for a period of ***** years after termination of this Agreement, except that the obligations of the Receiving Party to destroy or return Confidential Information to the Disclosing Party shall survive until fulfilled.


    ***** Confidential Treatment has been requested for the marked portion.

11.     Proprietary Materials.

        11.1. Ownership. SB acknowledges and agrees that the ArQule Compounds and any other Proprietary Materials provided to SB and its Affiliates under this Agreement are and shall remain the property of ArQule. ArQule acknowledges and agrees that any SB Compounds and any other Proprietary Materials provided to ArQule under this Agreement are and shall remain the property of SB. The foregoing notwithstanding, the parties agree that ownership of any intellectual property rights in ArQule Analog Compounds and SB Analog Compounds shall be determined in accordance with Section 6.

        11.2. Restrictions on Use and Transfer. SB shall use the ArQule Compounds only for the purposes contemplated by this Agreement, and, except as permitted under Section 5.2 above, shall not transfer the ArQule Compounds to any third party without the prior written consent of ArQule. Except as expressly permitted herein, SB shall not attempt to identify the ArQule Compounds in the Mapping Array Libraries or Compass Array Libraries. ArQule shall use the SB Compounds and SB Analog Compounds only for the purposes contemplated by this Agreement, and shall not transfer the SB Compounds or any SB Analog Compounds to any third party without the prior written consent of SB. In the case of Proprietary Materials other than Compounds, the Recipient agrees to use such Proprietary Materials only for the purposes indicated by the Provider, and shall not transfer the Proprietary Materials to any third party without the prior written consent of the Provider. The Recipient further agrees to inform its employees and consultants about the proprietary nature of the Proprietary Materials and to take reasonable precautions, at least as stringent as those observed by the Recipient to protect its own Proprietary Materials, to ensure that such employees and consultants observe the obligations of the Recipient under this Article 11.

        11.3. Disposition of Unused Materials. At the request of the Provider, the Recipient will return or destroy any unused Proprietary Materials furnished by the Provider; provided, however, that subject to Section 4.1.6(b), the disposition of unused ArQule Compounds shall be made in accordance with Section 12.4.

        11.4. Compliance with Law. The Recipient agrees to comply with all federal, state, and local laws and regulations applicable to the use, storage, disposal, and transfer of Proprietary Materials furnished by the provider, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular, 40 CFR 720.36 [Steering and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, and all Export Administration Regulations of the Department of Commerce. The Recipient assumes sole responsibility for any violation of such laws or regulations by the Recipient or any of its Affiliates.

        11.5. Limitation of Liability. Any Proprietary Materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. The Recipient should assume that the materials are dangerous and should use appropriate precautions. THE PROVIDER MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPRIETARY MATERIALS FURNISHED TO THE RECIPIENT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A

PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN SECTION 7.6.4, THE PROVIDER DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE OF ANY PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, AND THE PROVIDER SHALL HAVE NO LIABILITY RELATING THERETO.

12.     Term and Termination.

        12.1. Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years, subject to extension by agreement of the parties or pursuant to Subsection 4.2.5 or unless earlier terminated as provided in this Article 12.

        12.2. Material Breach. In the event that either party commits a material breach of any of its obligations under this Agreement and such party fails (i) to remedy that breach within sixty (60) days after receiving written notice thereof from the other party or (ii) to commence dispute resolution pursuant to Article 13, within sixty (60) days after receiving written notice of that breach from the other party, the other party may immediately terminate this Agreement upon written notice to the breaching party.

        12.3. Force Majeure. Neither party will be responsible for delays resulting from acts beyond the control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder with reasonable dispatch whenever such causes are removed.

        12.4. Termination of Activities. In the event that all activities under Article 4 have been completed or terminated prior to the five-year expiration of the Agreement set forth in Section 12.1 above, including without limitation in the event of early termination of all activities pursuant to Subsection 4.2.6., this Agreement shall automatically terminate.

        12.5. Effect of Termination. Termination of this Agreement shall not relieve the parties of any obligation accruing prior to such termination. The following provisions shall survive the expiration or termination of this
Agreement: Articles 6, 8, 9, 10, 11, 13, 14; Sections 5.2., 7.5., 7.6., 12.5.,
15.8., and 15.10.,. Notwithstanding the foregoing, if ArQule terminates this Agreement pursuant to Section 12.2., then (i) SB shall have no further right to screen or optimize ArQule Compounds pursuant to Article 4, or to develop and commercialize Program Status Compounds and (ii) SB shall immediately return all unused ArQule Compounds in a manner directed by ArQule.

13.     Dispute Resolution.

        13.1. Procedures Mandatory. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article 13, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article 13 may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article 13, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

        13.2.   Dispute Resolution Procedures.

                13.2.1 Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the JSC shall attempt in good faith to resolve the matter, subject to the approval of the senior management of both parties, within ten (10) days after the date such notice is received by the other party (the "Notice Date"). Any disputes not resolved by good faith discussions by the JSC shall be referred to the Chief Executive Officer of ArQule and the Chairman of Research and Development of SB, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.

                13.2.2. Mediation. If the matter remains unresolved within sixty
(60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within one hundred and twenty (120) days after the Notice Date.

                13.2.3. Trial without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article 13.

        13.3.   Preservation of Rights pending Resolution.

                13.3.1. Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

                13.3.2. Provisional Remedies. Although the procedures specified in this Section 13 are the sole and exclusive procedures for the resolution of disputes arising out of relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

                13.3.4. Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Subsections 13.2.1. and 13.2.2. are pending. The parties shall take any actions necessary to effectuate this result.

14.     Indemnification and Insurance.

        14.1. Indemnification. SB agrees to defend, indemnify and hold ArQule, its Affiliates and their respective directors, officers, employees, and agents (the "Indemnitees") harmless from all costs, judgments, liabilities, and damages assessed by a court of competent jurisdiction arising from claims asserted by a third party against ArQule, its Affiliates, or their respective directors, officers, employees, or agents as a result of any of the following: (i) actual or asserted violations by SB or its Affiliates, sublicensees, or third party manufacturers of any applicable law or regulation that relates to the manufacture, distribution, or sale of any Royalty-Bearing Product, including without limitation, any alleged or actual claim that such product was adulterated, misbranded, or mislabeled; (ii) claims for bodily injury, death, or property damage attributable to the manufacture, distribution, sale, or use by SB or its Affiliates, sublicensees, or third party manufacturers of any Royalty-Bearing Product; or (iii) a recall ordered by a governmental agency, or required by a confirmed failure, of any Royalty-Bearing Product, that is manufactured, distributed, or sold by SB, its Affiliates, sublicensees, or third party manufacturers.

        14.2. Procedure. The Indemnitees agree to provide SB with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. SB agrees, at its own expense, to provide attorneys reasonably acceptable to ArQule to defend against any such claim. The Indemnitees shall cooperate fully with SB in such defense and will permit SB to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of SB, if representation of such Indemnitee by the counsel retained by SB would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. SB agrees to keep ArQule informed of the progress in the defense and disposition of such claim and to consult with ArQule with regard to any proposed settlement.

        14.3. Insurance. SB shall maintain appropriate product liability insurance or self-insurance with respect to development, manufacture, and sales of Royalty-Bearing Product in such amount as SB customarily maintains with respect to sales of its other products. SB shall each maintain such insurance for so long as it continues to manufacture or sell such products, and thereafter for so long as SB maintains insurance for itself covering such manufacture or sales.

15.     Miscellaneous.

        15.1. Publicity. Neither party shall reveal the terms of this Agreement or use the name of the other party in connection with any promotional statements to the public about the work performed under this Agreement or the relationship between the parties, whether in a press release, advertisement, promotional sales literature, or other promotional oral or written statements, without the prior written approval of the other party, which consent shall not be unreasonably withheld or delayed, except for restatements of previously-approved statements and disclosures required by applicable law or regulation.

        15.2. Relationship of Parties. For the purposes of this Agreement, each party is an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other party, except as may be explicitly provided for herein or otherwise authorized in writing.

        15.3. Representations and Warranties. Each party represents and warrants to the other party (i) that it has the legal right, power, and authority to enter into this Agreement, to extend the rights and licenses granted to the other party in this Agreement, and to fully perform its obligations under this Agreement, and (ii) that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party. In the event that a party becomes aware that any of its representations and warranties under this
Section 15.3 become untrue during the term of this Agreement, such party shall immediately furnish the other party with written notice which describes the facts in reasonable detail.

        15.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

        15.5. Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

        15.6. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and permitted assigns.

        15.7. Assignment. Neither party may assign this Agreement without the prior written consent of the other party, except that a party may assign this Agreement to an Affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

        15.8. Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized national overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid, to the following addresses or facsimile numbers:

        If to SB:



                      SmithKline Beecham Pharmaceuticals
                      709 Swedeland Road
                      P.O. Box 1539
                      King of Prussia, PA 19406-0939
                      Attn:  Alliance Management
                      Tel:   610-270-4800
                      Fax:   610-270-5964

        with a copy (which shall not constitute notice) to:

                      SmithKline Beecham Corporation
                      One Franklin Plaza
                      P.O. Box 7929
                      Philadelphia, PA  19101
                      Attn:  US General Counsel
                      Tel:   215-7514000
                      Fax:   215-751-3935

        If to ArQule:
                      ArQule, Inc.
                      19 Presidential Way
                      Woburn, MA  01801-5140
                      Attn:  President
                      Tel: (781) 994-0300
                      Fax: (781) 994-0676

        with a copy (which shall not constitute notice) to:

                      ArQule, Inc.
                      19 Presidential Way
                      Woburn, MA  01801-5140
                      Attn:  Legal Department
                      Tel: (781) 994-0300
                      Fax: (781) 994-0676

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section 15.8.

        15.9. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified at any time, but only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

        15.10. Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflict of laws principles.

        15.11 Hart-Scott-Rodino Act. If required by law, the parties shall, at their own expense, prepare and make appropriate filings under Title II of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (16 C.F.R. 801.1 et. seq.) (the "Act") as soon as reasonably practicable. The parties shall co-operate in the antitrust clearance process and agree to furnish promptly to the FTC and the Antitrust Division of the Department of Justice any additional information reasonably requested by them in connection with such filings.

        15.12. Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

        15.13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings.

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.



SMITHKLINE BEECHAM CORPORATION


By:    /s/ Donald F. Parman
   -----------------------------------------
Name: Donald F. Parman
Title: Chief Executive Officer


ARQULE, INC.


By:    /s/ Stephen A. Hill, M.D.
   -----------------------------------------
Stephen A. Hill, M.D.
President and Chief Executive Officer

                                   Schedule A

                            ARQULE COMPOUND CRITERIA

The JSC shall have authority to modify any of the ArQule Compound criteria set forth herein.

                                      *****







                                   Schedule B

                            ACTIVITY PROFILE CRITERIA

                               FOR PROGRAM STATUS



Definition of Program Stages:

*****


    ***** Confidential Treatment has been requested for the marked portion.

                                   Schedule C



        *****


    ***** Confidential Treatment has been requested for the marked portion.